Exhibit 21
SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

All subsidiaries are 100% owned unless otherwise stated.
B.G.I. Australia Pty. Limited (Australia)
B.G.I. Gaming & Systems, S. de R.L. de C.V. (Mexico)
Bally Gaming and Systems (France)
Bally Gaming and Systems Holdings Limited (United Kingdom)
Bally Gaming and Systems S.A.(Uruguay)
Bally Gaming and Systems UK Limited (United Kingdom)
Bally Gaming Canada Ltd. (New Brunswick)
Bally Gaming d.o.o.(Slovenia)
Bally Gaming de Puerto Rico, Inc.(Puerto Rico)
Bally Gaming GP, LLC (Nevada)
Bally Gaming Hong Kong Limited (Hong Kong)
Bally Gaming International GmbH i.L. (Germany)
Bally Gaming LP, LLC (Nevada)
Bally Gaming Netherlands I B.V.(Netherlands)
Bally Gaming Netherlands II B.V.(Netherlands)
Bally Gaming Netherlands III B.V.(Netherlands)
Bally Gaming Services, LLC (Nevada)
Bally Gaming, Inc. (Nevada)
Bally Properties East, LLC (Nevada)
Bally Properties West, LLC (Nevada)
Bally Servicios, S. de R.L. de C.V. (Mexico)
Bally Technologies (Gibraltar) Limited (Gibraltar)
Bally Technologies Australia Pty. Ltd.(Australia)
Bally Technologies Bermuda, L.P. (Bermuda)
Bally Technologies Colombia SAS (Colombia)
Bally Technologies Italy S.R.L. Unipersonale (Italy)
Bally Technologies Malta Limited (Malta)
Bally Technologies New Zealand Limited (New Zealand)
Bally Technologies Singapore Pte. Ltd (Singapore)
Bally Technologies Spain, S.L.U.(Spain)
Bally Technologies, Inc. (Nevada)
Barcrest Development B.V. (Netherlands) (50%)
Barcrest Group Limited (United Kingdom)
Barcrest Group Technology Limited (United Kingdom)
Beijing Guard Libang Technology Co. Limited (China) (50%)
C.O.A.S. Company Ltd (Israel)
Customized Games Limited (United Kingdom)
Dragonplay Ltd (Israel)

Games Media Limited (United Kingdom)
Gaming Products Pty., Ltd. (Australia)
Global Draw Limited (United Kingdom)
Go For a Millions Productions, LLC (Nevada)
Happy Sun Technologies Ltd. (British Virgin Islands) (50%)
Importadora Bally Technologies Chile Limitada (Chile)
International Terminal Leasing (Bermuda) (50%)
Jadestone Group AB (Sweden)
Jadestone Networks (Malta) Ltd. (Malta)
Knightway Promotions Limited (United Kingdom)
Lapis Software Associates LLC
MDI Entertainment, LLC (Delaware)
Phantom EFX, LLC (Iowa)
PPC hf (Iceland)
Precise Craft Pty Limited (Australia)
Red7Mobile Limited (United Kingdom)
Scientific Connections India Private Limited (India)
Scientific Connections Limited (United Kingdom)
Scientific Connections SDN BHD (Malaysia)
Scientific Games (Bermuda) Limited (Bermuda)
Scientific Games (China) Company Limited (China)
Scientific Games (Gibraltar) Limited (Gibraltar)
Scientific Games Asia Pacific Ltd. (Bermuda)
Scientific Games Asia Services Pte. Ltd. (Singapore)
Scientific Games Australia Pty. Ltd. (Australia)
Scientific Games Brasil Ltda. (Brazil)
Scientific Games Canada Inc. (Ottawa, Canada)
Scientific Games Chile Limitada (Chile) (99.99%)
Scientific Games China Holdings Ltd. (Bermuda)
Scientific Games del Peru, S.R.L. (Peru) (99.9%)
Scientific Games Deutschland GmbH (Germany)
Scientific Games Distribution, LLC (Nevada)
Scientific Games Dominican Republic, S.R.L. (Dominican Republic)
Scientific Games Europe SARL (Luxembourg)
Scientific Games France SARL (France)
Scientific Games Germany GmbH (Germany)
Scientific Games Global Gaming SARL (Luxembourg)
Scientific Games Global Mexico S. de R.L. de C.V. (Mexico)
Scientific Games Hellas Sole Shareholder Limited Liability Company (Greece)
Scientific Games Holdings (Canada) ULC (Nova Scotia, Canada)
Scientific Games Holdings Limited (Ireland)
Scientific Games Honsel GmbH (Germany)
Scientific Games India Private Limited (India)

Scientific Games International GmbH (Austria)
Scientific Games International Holdings LTD (United Kingdom)
Scientific Games International Inc.-Indra Sistemas S.A. Union Temporal De Empresas (Spain) (51%)
Scientific Games International Limited (United Kingdom)
Scientific Games International, Inc. (Delaware)
Scientific Games Italy Investments SRL (Italy)
Scientific Games Latino America SpA (Chile)
Scientific Games Luxembourg Holdings SARL (Luxembourg)
Scientific Games Mexico, S. de R.L. de C.V. (Mexico)
Scientific Games New Jersey, LLC (Delaware)
Scientific Games Productions, LLC (Nevada)
Scientific Games Products (Canada) ULC (Nova Scotia, Canada)
Scientific Games Products Australia Pty Ltd (Australia)
Scientific Games Products, Inc. (Delaware)
Scientific Games Puerto Rico, LLC (Puerto Rico)
Scientific Games SA, Inc. (Delaware)
Scientific Games Services Italy S.R.L. (Italy)
Scientific Games Spain Services SRL (Spain)
Scientific Games Sweden AB (Sweden)
Scientific Games Szerencsejáték Szolgáltatások Korlátolt Felelõsségû Társaság (Hungary) - short name Scientific Games K.ft.
Scientific Games Taiwan Limited (Taiwan)
Scientific Games Turkey Sans Oyunlari Anonim Sirketi (Turkey)
Scientific Games Ukraine LLC (Ukraine)
Scientific Games Worldwide Limited (Ireland)
SG Canada Acquisitions, Inc. (Canada)
SG Gaming Africa (PTY) Ltd. (Republic of South Africa)
SG Gaming ANZ Pty Limited (Australia)
SG Gaming Asia Limited (Macau)
SG Gaming Australia Holdings I Pty Ltd (Australia)
SG Gaming Australia Holdings II Pty Ltd (Australia)
SG Gaming Australia Property Pty Limited (Australia)
SG Gaming Limited (United Kingdom)
SG Gaming New Zealand Pty Limited (New Zealand)
SG Gaming North America, Inc. (Nevada)
SG Gaming Puerto Rico, LLC (Puerto Rico)
SG Gaming Qingdao Company Limited (China)
SG Gaming Singapore Pte. Ltd. (Singapore)
SG Gaming UK Limited (United Kingdom)
SG Merger Company (Nevada)
SG Nevada Holding Company II, LLC (Nevada)
SG Nevada Holding Company, LLC (Nevada)
Shenzhen Leli (China) (50%)

SHFL entertainment (Austraslia) Holdings Pty Limited (Australia)
SHFL entertainment (Gibraltar) Limited (Gibraltar)
SHFL entertainment (Mexico), S. de R.L. de C.V. (Mexico)
SHFL entertainment (Servicios), S. de R.L. de C.V. (Mexico)
SHFL Holdings (Gibraltar) Limited (Gibraltar)
SHFL International, LLC (Nevada)
SHFL Properties, LLC (Nevada)
SHFL Resources (Gibraltar) Limited (Gibraltar)
Shuffle Master Australasia Group Pty Ltd (Australia)
Shuffle Master Australia Pty Ltd.(Australia)
Shuffle Master GmbH & Co KG (Austria)
Shuffle Master GmbH (Austria)
Shuffle Master Holding GmbH (Austria)
Shuffle Master International, Inc.(Nevada)
Shuffle Master Management - Service GmbH (Austria)
SpiceRack Media, Inc. (Tennessee)
Stargames Assets Pty Limited (Australia)
Stargames Australia Pty Limited (Australia)
Stargames Group Management Pty Limited (Australia)
Stargames Holdings Pty Limited (Australia)
Stargames Investments Pty Limited (Australia)
Stargames Pty Ltd (Australia)
Success Trader SZ (China) (50%)
Success Trader Technologies Limited (Hong Kong) (50%)
VIP Gaming Solutions Pty Limited (Australia)
Williams Electronics Games, Inc. (Delaware)
WMS Gaming Africa (Pty) Ltd. (South Africa)
WMS Gaming Australia PTY Limited (Australia)
WMS Gaming International, S.L. (Spain)
WMS Gaming Peru S.R.L. (Peru)
WMS Gaming Services Europe, S.L. (Spain)
WMS Gaming Mexico, S. de R.L. de C.V. (Mexico)